                                                      AFTER RECORDING RETURN TO:
                                                          STEPHEN R. LEEDS, ESQ.
                                                                 ROGERS & HARDIN
                                               2700 CAIN TOWER, PEACHTREE CENTER
                                                       229 PEACHTREE STREET N.E.
                                                          ATLANTA, GEORGIA 30303


                                   LEASE AGREEMENT


         THIS LEASE AGREEMENT ("Lease") made this 1st day of May, 1996, by and between STEVEN L. RAYMAN and RICHARD W. KEFFER, JR. (jointly and severally referred to herein as "Landlord"), whose addresses are 3014 Lake Park Drive, Jonesboro, GA 30236 and 8200 E. Independence Blvd., Charlotte, NC 28227, respectively and STEVE RAYMAN NISSAN, INC., a Georgia corporation ("Tenant"), whose address is 6889 Jonesboro Road, Morrow, Georgia 30260.

                                 W I T N E S S E T H:

         FOR AND IN CONSIDERATION of the sum of $10.00 Dollars in hand paid and of the mutual covenants and conditions contained herein, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. PREMISES. Landlord leases to Tenant and Tenant leases from Landlord the following property:

         All that tract or parcel of land containing approximately
         5.5 acres, lying and being in Land Lots 81 and 112 of the 12th District of Clayton County, City of Morrow, Georgia, being more particularly described on EXHIBIT A, attached hereto and incorporated by reference herein.

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together with all improvements thereon and all rights, privileges, easements and appurtenances pertaining thereto (collectively, the "Premises") upon the terms contained herein.

         2. TERM. The term hereof shall begin on the date hereof and shall end on midnight April 30, 2016, unless extended or sooner terminated as provided herein ("Term").

         3.   RENT.

         (a) During the first (1st) through the sixtieth (60th) month of the Term, Tenant agrees to pay to Landlord, as rent for the Premises, the sum of Twenty-Six Thousand and Fifty ($26,050.00) Dollars per month ("Base Rate").

         (b) During the sixty-first (61st) through the one hundred twentieth (120th) month of the Term, Tenant agrees to pay to Landlord, as rent for the Premises, the Base Rate per month plus a percentage of the Base Rate per month, which percentage shall be three-fourths (3/4) of the percentage increase in the Consumer Price Index between the first month of the Term and the sixtieth (60th) month of the Term (the "First CPI Adjusted Rent Rate").

         (c) During the one hundred twenty-first (121st) through the one hundred eightieth (180th) month of the Term, Tenant agrees to pay to Landlord, as rent for the Premises, the First CPI Adjusted Rent Rate per month plus a percentage of the First CPI Adjusted Rent Rate per month, which percentage shall be three-fourths (3/4) of the percentage increase in the Consumer Price Index between the Sixtieth (60th) month of Term and the one hundred twentieth (120th) month of the Term (the "Second CPI Adjusted Rent Rate").

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         (d)  During the one hundred eighty-first (181st) month of the Term through the two hundred fortieth (240th) month of the Term, Tenant agrees to pay to Landlord, as rent for the Premises, the Second CPI Adjusted Rent Rate per month plus a percentage of the Second CPI Adjusted Rent Rate per month, which percentage shall be three-fourths (3/4) of the percentage increase in the Consumer Price Index between the one hundred twentieth (120th) month of the Term and the one hundred eightieth (180th) month of the Term (the "Third CPI Adjusted Rent Rate").

         (e) (i) For purposes of this Lease, the following definitions shall apply:

                        (A) The term "CONSUMER PRICE INDEX" shall mean the Consumer Price Index for All Urban Consumers of Atlanta, Georgia (all items, 1982-84=100) published by the Bureau of Labor Statistics, United States Department of Labor.

                        (B) In computing increases in the Consumer Price Index the parties will utilize the Consumer Price Index most recently published prior to the dates called for in this Lease.

                   (ii) In the event that (A) the Consumer Price Index ceases to use 1982-84=100 as the basis of calculation, or (B) the Consumer Price Index shall be discontinued for any reason, the Bureau of Labor Statistics shall be requested to furnish a new index comparable to the Consumer Price Index together with information which will make possible the conversion to the new index in computing

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         the adjusted rent under this paragraph 3 and paragraph 40 of this
         Lease. If for any reason the Bureau of Labor Statistics does not furnish such an index and such information, the parties hereto shall hereafter accept and use such other index or comparable statistics on the cost of living for the City of Atlanta, Georgia as shall be computed and published by an agency of the United States or by a responsible financial periodical of recognized authority then to be selected by Landlord and Tenant.

              (f) Rent during the Term hereof shall be due and payable at Landlord's office at the above address on or before the first day of each calendar month thereof. Any rent payment not received by the fifth (5th) day after notice of non-payment to Tenant by Landlord shall be subject to an interest charge at the prime commercial rate (as quoted on a daily basis by NationsBank, or, if not available, another large banking institution with offices situated in Atlanta, Georgia) plus two (2%) percent per annum ("Interest Rate"), which charge the parties agree is a fair estimation of the damages which may reasonably be expected to be incurred by Landlord in connection with receiving such late payment.

              (g) If the Term shall commence or end on a day other than the first day of a calendar month, then the monthly rent for any fractional months of the Term shall be appropriately prorated.

              (h) In no event shall the Adjusted Rent Rate for any current period be less than the Adjusted Rent Rate for the preceding period.

         4. UTILITIES. Tenant shall have all utilities listed in its name and shall pay all utility bills, including, but not limited to water, sewer, gas, electricity, fuel, light, and heat bills, for the Premises, and Tenant shall pay all charges for garbage collection services or other sanitary services rendered to the Premises or used by Tenant in connection therewith. If Tenant fails to pay for such services, Landlord may, at its option and after providing Tenant with at least twenty (20) days prior written notice, pay the same, and the amount of the payment shall be payable to Landlord as additional rent. Landlord shall not be or become liable for damages to Tenant alleged to be caused or occasioned by or in any way connected with or the result of any interruption, defect or breakdown of any utility.

         5. USE OF THE PREMISES; ENVIRONMENTAL INDEMNITY. The Premises shall be used only for the operation of a new and used automobile dealership, service facility, body shop facility and uses incidental thereto, and for any other purposes which may be agreed to by the parties. The Premises shall not be used for any illegal purpose, nor in any manner which may create nuisance or trespass. Furthermore, Tenant shall not violate any federal or state environmental law, and Tenant agrees to indemnify and hold harmless Landlord from any and all damages, costs, fines and expenses that might arise as a result of any such violation and from its placement upon the Premises of hazardous wastes and toxic substances that are placed on the Premises after the date hereof. Notwithstanding anything to the contrary contained in this Paragraph 5, there shall not be deemed to be a nuisance or trespass and Tenant's obligation to indemnify and hold Landlord harmless shall not extend to any damages, claims, or liabilities arising as a result of contaminants existing on the Premises on the date hereof or migrating onto or beneath the Premises after the date hereof, where such contamination is not caused by or attributable to Tenant, all of which shall be Landlord's responsibility.

         6. REPRESENTATION. All representations and warranties made by Landlord in Sections 2.10, 2.11 and 3.3 of that certain Stock Purchase Agreement (the "SPA") dated as of March 1, 1996 by and among Landlord, United Auto Group, Inc., Steven L. Rayman, Richard W. Keffer and UAG Atlanta II, Inc. are hereby incorporated by reference to the same effect as if fully set forth herein.

         7. NO REPAIRS BY LAND. Landlord shall not be obligated to repair or maintain the Premises after the date of this Lease, and all repairs, replacements, and maintenance of any kind shall be the sole responsibility of Tenant except to the extent the necessity therefor arose on or prior to the date hereof, in which event such shall be the responsibility of Landlord.

         8. REPAIRS BY TENANT. Subject to Landlord's representations and warranties in the SPA, Tenant accepts the condition of the Premises as of the date hereof and agrees that the Premises are suited for the uses specified herein. Tenant shall, throughout the Term, at its expense, maintain the Premises in good order and repair, including but not limited to repair and maintenance and, if necessary, replacement of the electrical, heating, ventilation and air conditioning and plumbing systems, as well as the roof and all structural components of buildings located on the Premises. Tenant further agrees to care for all landscaping on the Premises, including the mowing of grass, paving, policing, care of shrubs and general landscaping. If Tenant fails to properly maintain and repair any portion of the Premises, Landlord may, following at least twenty (20) days prior written notice to Tenant, maintain the same including replacing of components and Tenant shall pay to Landlord within thirty (30) days after demand the commercially reasonable costs thereof together with interest on said amount from the date of payment by Landlord at a rate equal to the Interest Rate. Tenant agrees to return the Premises to Landlord in as good condition and repair as when first received by Tenant, natural wear and tear, damage by storm, fire, lightening, earthquake or other casualties and condemnation excepted.

         9. TAX AND INSURANCE. Tenant shall promptly and on a timely basis pay as additional rent during the Term all charges for taxes (including, but not limited to, ad valorem taxes, special assessments and any other governmental charges) on the Premises, which amounts shall be prorated between Tenant and Landlord for all periods partially but not entirely within the Term. Tenant shall also maintain, at all times during the Term of this Lease, fire and extended insurance coverage on the Premises in amounts equal to the full replacement value of the Premises, and written on policies issued by underwriters reasonably acceptable to Landlord. Landlord agrees that such coverages may be provided by blanket policies of insurance covering other locations in addition to the Premises. All policies shall insure Landlord and Tenant as their respective interests shall appear and shall contain a replacement cost endorsement. Should Tenant fail to pay such tax expenses or fail to provide certificates evidencing the required insurance coverage, Landlord may, following at least twenty (20) days prior written notice to Tenant, pay any such charges or secure such coverage, and Tenant shall pay to Landlord within thirty (30) days after demand as additional rent all amounts so expended by Landlord together with interest on said amount from the date of payment by Landlord at a rate equal to the Interest Rate.

         10. DESTRUCTION OF OR DAMAGE TO THE PREMISES. If the Premises should be damaged or destroyed by any insured peril whatsoever, all insurance proceeds shall be delivered to Tenant and Tenant shall proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition in which it existed prior to such damage or destruction. If, however, the damage or destruction (a) shall be complete or (b) shall occur within the last two (2) years of the Term, then Tenant may terminate this Lease as of the date that such damage or destruction occurs by giving written notice to Landlord of such election to terminate within sixty (60) days after the date of such damage or destruction. If this Lease is terminated by Tenant, insurance proceeds with respect to the building shall be paid to Landlord. The rent payable under this Lease shall be abated beginning on the date of damage or destruction within the scope of this Paragraph 10 (to the extent that the Premises are rendered unusable by Tenant) and shall resume upon recompletion to substantially the condition in which the Premises existed prior to such damage or destruction.

         11. INDEMNITY; WAIVER OF SUBROGATION. Tenant agrees to indemnify and hold harmless Landlord against all claims and expenses resulting therefrom, including reasonable attorneys' fees and court costs, for damage to persons or property by reason of the use or occupancy of the Premises by Tenant. Tenant shall periodically provide Landlord with certificates of general liability insurance naming Landlord as an additional insured, in an amount of not less than $3,000,000 and with an insurance carrier reasonably satisfactory to Landlord. The dollar amount of such insurance coverage shall be reviewed annually, and adjusted if necessary, in order to provide for adequate protection to both Landlord and Tenant; provided, however, in no event shall any aggregate percentage increases in Tenant's liability coverage obligations hereunder ever exceed the cumulative percentage increases in the Consumer Price Index occurring during the corresponding portion of the Term of this Lease.

         Landlord and Tenant each hereby release and waive any right of recovery against the other for any loss, claim, liability, or damage occurring on or to the Premises, whether wholly or contributorily caused by the negligence of the other party, to the extent that the same is compensated by actual receipt of proceeds from insurance policies covering such loss, claim, liability, or damage.

         12. ALTERATIONS. Tenant shall make no structural alterations, additions or improvements to the Premises without the express prior written consent of Landlord which consent shall not be unreasonably withheld, except that Tenant may alter any wall that is not of a load-bearing nature without the consent of Landlord. Tenant may make non-structural changes and modifications to the Premises without Landlord's approval. In the event Landlord has not responded to Tenant's written request for alterations within fifteen (15) days of when received, such alteration shall be deemed to have been approved by Landlord. Tenant agrees to save Landlord harmless on account of any claim or lien of mechanics, materialmen or other party, in connection with any alterations, additions or improvements of or to the Premises performed by Tenant. Tenant shall furnish such waivers of liens and appropriate affidavits from the general contractor or subcontractors as Landlord may reasonably require. Notwithstanding the foregoing, Tenant shall also be entitled to make the following changes without necessity of Landlord's consent: (i) any alterations required to be made by it pursuant to governmental orders, rules, laws, regulations, ordinances or requirements, and (ii) any changes in its signage or recommended or required by the automobile manufacturer whose automobiles are sold on the Premises. Tenant shall have the right to finance any alterations or improvements permitted hereunder and may pledge its interest in this Lease as security therefor; provided, however, that any liens granted in connection with such financings shall be subordinate to the rights of Landlord under this Lease.

    13. GOVERNMENTAL ORDERS. Tenant agrees, at its own expense, to promptly comply with all requirements of any public authority made necessary by reason of Tenant's occupancy of the Premises from and after the date hereof or which may be necessary for Tenant's occupancy to continue if the requirement to comply arises after the date of this Lease. Landlord shall have no obligation of any kind for such compliance except to the extent it arose prior to the date of this Lease.

         14. CONDEMNATION. If all or a substantial part of the Premises is condemned for any public use or purpose, then the Term shall cease from the date when possession thereof is taken, and rent shall be prorated as of that date; provided, however, that Tenant may elect to continue this Lease in full force and effect notwithstanding any such taking. Any termination shall be without prejudice to the rights of either Landlord or Tenant to recover compensation and damage caused by such condemnation from the condemner. Except as provided herein, neither Tenant nor Landlord shall have any rights in any award made solely to the other by any condemnation authority notwithstanding the termination of the Lease as herein provided. If the Lease is not terminated as provided above, then (i) this Lease shall continue in effect with respect to the remaining portion of the Premises, in which event the rent payable hereunder during the unexpired portion of the Term of this Lease shall be adjusted proportional to the ratio of the value of the remaining portion of the Premises to the total value of the Premises prior to the taking, (ii) the condemnation award shall be paid to Tenant to hold for payment of repair and restoration to the

Premises, and (iii) Tenant shall proceed with reasonable diligence to rebuild and repair the untaken portions of the Premises to as nearly as reasonably possible their value, condition, and character as such existed immediately prior to such taking. Any sums remaining after payment for such reconstruction shall be paid by Tenant to Landlord to the extent they represent payment for a taking of Landlord's fee interest. The phrase "substantial part," for purposes of this section shall mean so much of the Premises, the improvements located thereon, access to the Premises, or any combination of the foregoing, such that the taking thereof would prevent or substantially impair, in Tenant's reasonable judgment, the ability of Tenant to operate its business in a manner consistent with the operation of its business prior to such taking.

         15. ASSIGNMENT AND SUBLETTING. Tenant shall not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld or delayed), assign this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. All requests for assignment or subletting shall be made in writing and delivered to Landlord. Failure by Landlord to disapprove of any proposed assignment or subletting within ten (10) days after receipt of Tenant's written request with reasons therefor shall result in such request being deemed approved. Consent to any assignment or sublease shall not invalidate this provision, and all later assignments or subleases shall be made only on the prior written consent of Landlord. Any assignee of Tenant, at the option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder. Notwithstanding the foregoing, Tenant shall be entitled to freely assign or sublet its interest in this Lease to any parent, subsidiary or other entity under common control with Tenant or Tenant's parent, without the prior written consent of Landlord. Moreover, the sale or transfer of all or any part of the capital stock of Tenant shall not be deemed to be an assignment hereunder.

         16. REMOVAL OF FIXTURES. Tenant may (so long as no Event of Default has occurred and is continuing hereunder), prior to the end of the Term, remove all trade fixtures and equipment which Tenant has purchased as leasehold improvements or placed in the Premises subsequent to the date hereof, provided that Tenant repairs all damage to the Premises caused by the removal. However, any buildings, fixtures, or other attached property installed by Tenant as replacements of existing items, or anything that cannot be removed without substantially changing the character of the Premises, shall become the property of Landlord.

         17. CANCELLATION OF LEASE BY LANDLORD. It shall be an "Event of Default" hereunder if,

              (a) Tenant fails to pay rent, including additional rent herein reserved, when due, and fails to cure the failure to pay within ten (10) days after written notice thereof from Landlord;

              (b) Tenant fails to perform any of the terms or provisions of this Lease other than the provision requiring the payment of rent, and fails to cure the default within thirty

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    (30) days after the date of receipt of written notice of default from
    Landlord; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within said thirty (30) day period, Tenant shall not be deemed to be in default if Tenant shall, within such period, commence such cure and thereafter diligently prosecute the same to completion;

              (c)  Tenant is adjudicated bankrupt;

              (d) a permanent receiver is appointed for Tenant's property and the receiver is not removed within sixty (60) days after written notice from Landlord to Tenant to obtain the removal;

              (e) Tenant or any guarantor of Tenant's obligations under this Lease files a petition seeking an order for relief under Title 11 of the United States Code, as amended, or under any similar law or statute of the United States or any state thereof, or a petition seeking an order for relief under Title 11 of the United States Code, or any similar law or statute of the United States or any state thereof, is filed against Tenant or any guarantor of Tenant's obligations under this Lease and such petition is not dismissed with prejudice within sixty (60) days from the date of filing;

              (f)  Tenant makes an assignment for benefit of creditors; or

              (g) Tenant's effects should be levied upon or attached under process against Tenant and not satisfied or dissolved within thirty (30) days after written notice from Landlord to Tenant to obtain satisfaction thereof.

Upon the occurrence of an Event of Default, Landlord may pursue any right or remedy against Tenant available at law or in equity. Without limitation to the foregoing, Landlord, at its option, may at once or within six (6) months thereafter (so long as such Event of Default is continuing), elect to terminate this Lease by written notice to Tenant; whereupon this Lease shall terminate. Any notice provided in this section may be given by Landlord, or its attorney, or agent herein named. Upon termination of the Lease by Landlord, Tenant shall at once surrender possession of the Premises to Landlord and remove all of Tenant's effects therefrom, or Landlord shall be entitled to remove all persons and effects therefrom, using such force as may be necessary without being guilty of trespass, forcible entry or detainer or other tort.

         18. RELETTING BY LANDLORD. If, after an Event of Default, Landlord has not elected to terminate this Lease, Landlord shall, as Tenant's agent, without terminating this Lease, enter upon and exercise good faith efforts to rent the Premises at the best price obtainable by reasonable effort, for any term Landlord deems proper. Tenant shall be liable to Landlord for the present value of any deficiency between rent due hereunder and the rent received by Landlord upon reletting. For purposes of computing the "present value of any deficiency" in accordance with the provisions of this paragraph, the parties agree to utilize a discount rate equal to the then prevailing prime rate of interest charged by leading money center banks as published in "THE WALL STREET JOURNAL."

         19. FINANCIAL STATEMENTS. Within fifteen (15) days after such are prepared Tenant shall deliver to Landlord audited consolidated financial statements of United Auto Group, Inc. ("UAG") prepared in accordance with generally accepted accounting principles consistently applied by an independent certified public accountant.

         20.  FOR RENT SIGNS.  Landlord may place "FOR RENT" or "FOR SALE
"signs in the Premises one hundred eighty (180) days before the end of the Term. Landlord may enter the Premises at reasonable hours, and after reasonable notice, to show the Premises to prospective purchasers or tenants.

         21. EFFECT OF TERMINATION OF LEASE. No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof.

         22. WARRANTIES OF TITLE AND QUIET POSSESSION. Landlord warrants and represents that it has good and marketable title to the Premises and has full right to make this Lease and that Tenant shall have quiet and peaceable possession of the Premises during the Term so long as no Event of Default is in existence and continuing hereunder.

         23. SUBORDINATION ATTORNMENT. Landlord represents that the only Deed to Secure Debt with respect to the Premises is in favor of NationsBank, N.A. (South), F/K/A NationsBank of Georgia, N.A., dated April 5, 1993, recorded in Deed Book 1887, Page 90, Clayton County, Georgia Records. Landlord shall provide Tenant a Subordination, Non-Disturbance and Attornment Agreement from

NationsBank, N.A. (South) in the form attached hereto and incorporated herein by reference as EXHIBIT "B" ("SNDA"). This Lease is subject and subordinate to any deed of trust, mortgage, or other security instrument, which presently or may in the future cover the Premises, and to any increases, renewals, modifications, consolidations, replacements, and extensions of any of such deed of trust, mortgage, or security instrument, provided, however, that Tenant's subordination to any encumbrance arising after the date of this Lease shall be conditioned upon Landlord's delivery to Tenant of a non-disturbance agreement in form reasonably satisfactory to Tenant containing the substantive provisions of the SNDA.

         Notwithstanding the generality of the foregoing, any mortgagee shall have the right at any time to subordinate any deed of trust, mortgage, or other security instrument to this Lease. At any time, before or after the institution of any proceedings for the foreclosure of any deed of trust, mortgage, or other security instrument or sale of the Premises under any such deed of trust, mortgage, or other security instrument, Tenant shall attorn to such purchaser upon any such sale or the grantee under any deed in lieu of such foreclosure and shall recognize such purchaser or grantee as Landlord under this Lease. The agreement of Tenant to attorn contained in the immediately preceding sentence shall survive any such foreclosure sale, trustee's sale, or conveyance in lieu thereof. Tenant shall, upon demand at any time, before or after any foreclosure sale, trustee's sale, or conveyance in lieu thereof, execute, acknowledge, and deliver to Landlord's mortgagee any written instruments and certificates evidencing such attornment as Landlord's mortgagee may reasonably require. Upon Tenant's written request and notice to Landlord, Landlord shall obtain from any such mortgagee a written agreement that the rights of Tenant shall remain in full force and effect during the Term of this Lease so long as Tenant shall continue to recognize and perform all of the covenants and conditions of this Lease.

         24. ESTATE CREATED; FUTURE GRANTS. Landlord and Tenant intend for and agree that this Lease shall create a leasehold estate in the Premises for the Term. Landlord agrees that, during the Term of this Lease, it will not execute or join in any conveyances of easements or restrictive covenants or other agreements restricting or affecting Tenant's use of the Premises without the prior written consent of Tenant, which may be withheld in Tenant's sole discretion.

         25. HOLDING OVER. If Tenant remains in possession of the Premises after expiration of the Term, with Landlord's acquiescence and without any express agreement of parties, Tenant shall be a tenant from month-to-month at a monthly rent rate equal to 125% of the monthly rental rate in effect at the end of the Term, and there shall be no renewal of this Lease by operation of law.

         26. ATTORNEY'S FEES AND HOMESTEAD. In the event either party should seek to enforce its rights under this Lease through judicial process, the prevailing party in any such action shall be entitled to collect from the other party, in addition to all other sums owing hereunder, its reasonable attorney's fees. Tenant waives all homestead rights and exemptions which it may have under any law as against any obligation owing under this Lease.

         27. RIGHTS CUMULATIVE. All rights hereunder shall be cumulative but not restrictive to those given by law.

         28. SERVICE OF NOTICE. Any notice required or permitted to be delivered hereunder may be delivered in person or by United States certified mail, postage prepaid, return receipt requested, or by recognized overnight courier (e.g. Federal Express or DHL), next business day delivery, charges prepaid, addressed to the parties at the addresses indicated above or at such other addresses as may be specified by written notice delivered in accordance herewith. Such notices shall be deemed effective three (3) business days after deposited in the U.S. mail, or on the next business day if delivered by overnight courier, or immediately upon delivery in person.

         29. WAIVER OF RIGHTS. Neither party's failure to exercise any power given to them hereunder, or to insist upon strict compliance by the other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of such party's right to demand exact compliance with the terms hereof.

         30.  TIME OF ESSENCE.  Time is of the essence under this Lease.

         31. SUCCESSORS AND ASSIGNS. This Lease shall apply to, inure to the benefit of, and be binding upon the parties hereof and their respective successors, permitted assigns, and legal representatives except as otherwise expressly provided herein.

         32. TRIPLE NET LEASE. This Lease shall be considered a "triple net lease" so that, except as expressly set forth herein,

Tenant shall bear all responsibility as additional rent for all payments of any kind or nature relating to the Premises, including but not limited to payment of all taxes (except for income, estate, inheritance or gift taxes of Landlord), insurance, repairs and maintenance arising after the date of this Lease, but subject to Landlord's representations and warranties in the SPA.

         33. ENTIRE AGREEMENT; CONFLICT. This Lease and the SPA, including any attachments made a part hereof or thereof, contains the entire agreement between the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein or in the SPA, shall be of any force or effect. In the event of any conflict between the terms contained herein and the terms contained in the SPA, the terms of the SPA shall control.

         34. SEVERABILITY. If any term, provision or clause of this Lease, or if the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, then the remainder of this Lease or the application of such term, provision or clause to persons or circumstances other than those to which it is invalid or unenforceable shall not be affected thereby, and each and every remaining term, provision, clause and application of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         35. EXECUTION IN COUNTERPARTS. This Lease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         36. AMENDMENT. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant.

         37. HEADINGS. The headings used in this Lease are for the purposes of convenience only. They shall not be construed to limit or to extend the meaning of any part of this Lease.

         38. GOVERNING LAW. This Lease shall be construed in accordance with the laws of the State of Georgia, and all obligations of the parties created hereunder are performable in Clayton County, Georgia.

         39. FORCE MAJEURE. Wherever a period of time is herein prescribed for action to be taken by either Landlord or Tenant, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, wars, governmental laws, regulations or restrictions or other causes which are beyond the control of Landlord or Tenant, as the case may be.

         40. EXTENSION OPTIONS. Tenant shall have two (2) separate five (5) year options to extend the Term of this Lease upon the following terms and provisions:

              (a)Notice of the exercise of an option to extend shall be given no less than one hundred eighty (180) days prior to the then expiration of the Term of this Lease;

              (b) The Term shall be extended under all terms and provisions of this Lease except that the Rent to be paid hereunder with respect to the first option to extend shall be equal to the

Third CPI Adjusted Rent Rate per month plus a percentage of the Third CPI Adjusted Rent Rate per month, which percentage shall be three-fourths (3/4) of the percentage increase in the Consumer Price Index between the one hundred eightieth (180th) month of the Term and the two hundred fortieth (240th) month of the Term (such increased rent being referred to herein as the "Fourth CPI Adjusted Rent Rate") and the Rent to be paid hereunder with respect to the second option to extend shall be equal to the Fourth CPI Adjusted Rent Rate per month plus a percentage of the Fourth CPI Adjusted Rent Rate per month, which percentage shall be three-fourths (3/4) of the percentage increase in the Consumer Price Index between the two hundred fortieth (240th) month of the Term and the three hundredth (300th) month of the Term.

              (c) Upon the request of either party, Landlord and Tenant shall execute an acknowledgment setting forth the dates of the extended Term of the Lease and the amount of the Rent for the applicable extension term, but the failure to execute such acknowledgment shall not affect Tenant's exercise of its option to extend the Term as provided herein.

    41. RECORDATION. This Lease will not be recorded unless Landlord fails to execute upon request, in recordable form, a Memorandum of Lease in form required by Tenant's title insurance company.

    IN WITNESS WHEREOF, the parties herein have hereunto caused their duly authorized representatives to set their hands and seals the day and year first above written.

                                  LANDLORD:
Signed Sealed and Delivered       /s/ Steve L. Rayman
in the presence of:               --------------------------- (SEAL)
                                  STEVEN L. RAYMAN

- -------------------------------   /s/ Richard W. Keffer, Jr.
Unofficial Witness                --------------------------- (SEAL)
                                  RICHARD W. KEFFER, JR.

- -------------------------------
Notary Public

  [Notarial Seal]

My Commission Expires:


- -------------------------------


                                  TENANT:

Signed Sealed and Delivered       STEVE RAYMAN NISSAN, INC.a
in the presence of:                      Georgia Corporation

- --------------------------------
Unofficial Witness
                                  By:    /s/ Steve L. Rayman
                                         ------------------------
                                  Name:  Steve L. Rayman
                                         ------------------------
- --------------------------------  Title:
Notary Public                            ------------------------
                                  Attest:
  [Notarial Seal]                 By:
                                         ------------------------
                                  Name:
                                         ------------------------
My Commission Expires:            Title:
                                         ------------------------
- ------------------------------
                                            [Corporate Seal]